Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of KT High-Tech Marketing, Inc. of our report dated May 23, 2016 relating to the financial statements as of December 31, 2015 and for the period from December 11, 2015 (date of inception) to December 31, 2015 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

KCCW Accountancy Corp.

Diamond Bar, California

September 13, 2016